EXHIBIT 15

June 7, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington DC 20549

RE: Regis Corporation Registration Statement on Form S-3

Commissioners:

We are aware that our reports (i) dated May 9, 2005 on our reviews of interim financial information of Regis Corporation (the “Company”) for the three and nine month periods ended March 31, 2005 and 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2005, (ii) dated January 26, 2005, except for Note 2, as to which the date is May 17, 2005 on our reviews of interim financial information of the Company for the three and six month periods ended December 31, 2004 and 2003 and included in the Company’s quarterly report on Amendment No. 1 to Form 10-Q/A for the quarter ended December 31, 2004 and (iii) dated October 27, 2004, except for Note 2, as to which the date is May 17, 2005 on our reviews for the three month periods ended September 30, 2004 and 2003 and included in the Company’s quarterly report on Amendment No. 1 to Form 10-Q/A for the quarter ended September 30, 2004 are incorporated by reference in this Registration Statement on Form S-3 dated June 7, 2005.

Yours very truly,

PricewaterhouseCoopers LLP
Minneapolis, Minnesota